EXHIBIT 99.1
FOR IMMEDIATE RELEASE

FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Ron Hudok (724) 822-7925
Investor Relations Contact: Julie Beck (724) 799-9105

MSA Safety Announces Second Quarter 2026 Results

Second Quarter 2026 Highlights
•Achieved quarterly net sales of $503 million, a 6% GAAP increase and a 3% organic increase year-over-year

•Generated GAAP operating income of $112 million, or 22.2% of sales, and adjusted operating income of $121 million, or 24.1% of sales

•Recorded GAAP net income of $86 million, or $2.23 per diluted share, an increase of 40% year-over-year, and adjusted earnings of $93 million, or $2.40 per diluted share, an increase of 24% year-over-year

•Generated free cash flow of $83 million and returned $47 million of capital to shareholders via share repurchases and dividend payments

•Announced the acquisition of Autronica Fire and Security for ~$555 million, which closed in July, and raised annual dividend for 56th consecutive year

PITTSBURGH, July 30, 2026 - Global provider of advanced industrial safety products and solutions that protect people and facility infrastructures, MSA Safety Incorporated (NYSE: MSA) today reported financial results for the second quarter of 2026.

"I want to thank the MSA team for their disciplined execution across our business in the second quarter," said Steve Blanco, President and Chief Executive Officer of MSA Safety. "We delivered strong operating performance through the continued advancement of our Accelerate strategy. We also announced the acquisition of Autronica Fire and Security, which closed in early July and adds a highly complementary business that builds on the strength of our existing fixed detection platform while expanding our addressable market opportunity."
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Financial Highlights
	Three Months Ended June 30,			Six Months Ended June 30,
(In millions, except per share data and percentages)	2026	2025	% Change (a)	2026	2025	% Change (a)
Net Sales	$503.3	$474.1	6%	$967.0	$895.5	8%
GAAP
Operating income	112.0	85.9	30%	205.0	163.6	25%
% of Net sales	22.2%	18.1%	410 bps	21.2%	18.3%	290 bps
Net income	86.2	62.8	37%	157.5	122.4	29%
Diluted EPS	2.23	1.59	40%	4.05	3.10	31%
Non-GAAP
Adjusted EBITDA	$136.4	$116.5	17%	$252.7	$218.0	16%
% of Net sales	27.1%	24.6%	250 bps	26.1%	24.3%	180 bps
Adjusted operating income	121.1	101.4	19%	222.2	188.9	18%
% of Net sales	24.1%	21.4%	270 bps	23.0%	21.1%	190 bps
Adjusted earnings	93.1	75.9	23%	170.5	142.4	20%
Adjusted diluted EPS	2.40	1.93	24%	4.39	3.61	22%
Free cash flow	82.7	37.9	118%	147.8	88.9	66%
Free cash flow conversion	96%	60%		94%	73%
Americas Segment
Net sales	$341.5	$320.1	7%	$666.7	$613.3	9%
GAAP operating income	106.2	91.3	16%	202.0	167.8	20%
% of Net sales	31.1%	28.5%	260 bps	30.3%	27.4%	290 bps
Adjusted operating income	109.1	93.3	17%	207.2	172.0	20%
% of Net sales	32.0%	29.1%	290 bps	31.1%	28.0%	310 bps
International Segment
Net sales	$161.9	$154.0	5%	$300.3	$282.2	6%
GAAP operating income	22.9	12.2	87%	35.4	29.5	20%
% of Net sales	14.2%	8.0%	620 bps	11.8%	10.5%	130 bps
Adjusted operating income	25.1	20.2	24%	39.6	38.9	2%
% of Net sales	15.5%	13.1%	240 bps	13.2%	13.8%	(60) bps
(a) Percentage change may not calculate exactly due to rounding.

"Our adjusted earnings per share increased by 24%, driven by 6% reported sales growth and robust margin expansion. We also generated strong free cash flow and returned capital to shareholders," stated Julie Beck, MSA Safety's Chief Financial Officer. "Margin expansion was primarily driven by our ongoing execution of the principles of the MSA Business System and benefited from tariff refunds. Our full-year sales outlook includes low-double-digit total revenue growth, supported by mid-single-digit organic growth, a mid-single-digit contribution from acquisitions and a low-single-digit tailwind from foreign exchange," Ms. Beck added.

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The company increased its annual dividend for a 56th consecutive year and returned a total of $47 million to shareholders through $26 million of share repurchases and dividends of $21 million, while investing $13 million in capital expenditures. The company's net leverage ratio was 0.8x at quarter end. Including the debt for the acquisition of Autronica Fire and Security, pro forma net leverage is ~1.8x.

Conference Call
MSA Safety will host a conference call on Friday, July 31, 2026, at 10:00 a.m. Eastern Time to discuss its second quarter 2026 results. The call and an accompanying slide presentation will be webcast at http://investors.msasafety.com/ under the “News and Events” tab, subheading “Events & Presentations.” Investors and interested parties can also dial into the call at 1-844-854-4415 (toll-free) or 1-412-902-6599 (international). When prompted, please instruct the operator to be joined into the MSA Safety Incorporated conference call. A replay of the conference call will be available at http://investors.msasafety.com/ shortly after the conclusion of the presentation and will be available for the next 90 days.

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MSA Safety Incorporated
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net sales	$503,327	$474,116	$966,959	$895,456
Cost of products sold	254,036	253,406	498,088	481,351
Gross profit	249,291	220,710	468,871	414,105

Selling, general and administrative	114,073	112,078	221,756	206,042
Research and development	19,154	16,996	35,509	32,665
Restructuring charges	2,209	488	4,538	2,412
Currency exchange losses, net	1,896	5,286	2,095	9,363
Operating income	111,959	85,862	204,973	163,623

Interest expense	7,951	8,116	15,654	14,951
Other income, net	(7,379)	(5,000)	(15,060)	(12,022)
Total other expense, net	572	3,116	594	2,929

Income before income taxes	111,387	82,746	204,379	160,694
Provision for income taxes	25,193	19,973	46,916	38,316
Net income	$86,194	$62,773	$157,463	$122,378

Earnings per share attributable to common shareholders:
Basic	$2.23	$1.60	$4.06	$3.11
Diluted	$2.23	$1.59	$4.05	$3.10

Basic shares outstanding	38,623	39,258	38,740	39,296
Diluted shares outstanding	38,697	39,359	38,841	39,430

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MSA Safety Incorporated
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	June 30, 2026	December 31, 2025

Assets
Cash and cash equivalents	$200,057	$165,067
Trade receivables, net	347,877	306,452
Inventories	350,119	343,035
Other current assets	36,787	54,738
Total current assets	934,840	869,292

Property, plant and equipment, net	276,691	283,063
Prepaid pension cost	291,214	279,450
Goodwill	726,055	731,592
Intangible assets, net	285,721	299,127
Other noncurrent assets	86,990	91,850
Total assets	$2,601,511	$2,554,374

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt, net	$8,096	$8,225
Accounts payable	123,632	110,775
Other current liabilities	157,171	170,211
Total current liabilities	288,899	289,211

Long-term debt, net	591,648	572,709
Pensions and other employee benefits	140,535	143,834
Deferred tax liabilities	126,747	127,540
Other noncurrent liabilities	52,025	54,068
Total shareholders' equity	1,401,657	1,367,012
Total liabilities and shareholders' equity	$2,601,511	$2,554,374

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MSA Safety Incorporated
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net income	$86,194	$62,773	$157,463	$122,378
Depreciation and amortization	19,322	18,099	37,674	34,350
Change in working capital and other operating	(10,140)	(13,654)	(24,074)	(27,677)
Cash flow from operating activities	95,376	67,218	171,063	129,051

Capital expenditures	(12,673)	(29,334)	(23,260)	(40,118)
Acquisitions, net of cash acquired	—	(187,774)	—	(187,774)
Property disposals and other investing	2	1	36	19
Cash flow used in investing activities	(12,671)	(217,107)	(23,224)	(227,873)

Change in debt	(13,000)	172,686	20,760	165,220
Cash dividends paid	(20,853)	(20,848)	(41,414)	(40,881)
Company stock purchases under repurchase program	(25,679)	(29,998)	(76,126)	(39,995)
Other financing	807	(2,249)	(9,168)	(10,365)
Cash flow (used in) from financing activities	(58,725)	119,591	(105,948)	73,979

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4,009)	6,949	(6,577)	7,692

Increase (decrease) in cash, cash equivalents and restricted cash	$19,971	$(23,349)	$35,314	$(17,151)

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MSA Safety Incorporated
Sales by Product Group (Unaudited)
(In thousands, except percentages)

Three Months Ended June 30, 2026	Consolidated		Americas		International
	Dollars	Percent	Dollars	Percent	Dollars	Percent
Detection(a)	$201,376	40%	$138,628	41%	$62,748	39%
Fire Service(b)	161,892	32%	108,243	32%	53,649	33%
Industrial PPE and Other(c)	140,059	28%	94,580	27%	45,479	28%
Total	$503,327	100%	$341,451	100%	$161,876	100%

Three Months Ended June 30, 2025	Consolidated		Americas		International
	Dollars	Percent	Dollars	Percent	Dollars	Percent
Detection(a)	$193,835	41%	$127,174	40%	$66,661	43%
Fire Service(b)	163,306	34%	110,815	35%	52,491	34%
Industrial PPE and Other(c)	116,975	25%	82,150	25%	34,825	23%
Total	$474,116	100%	$320,139	100%	$153,977	100%
(a) Detection includes Fixed Gas and Flame Detection and Portable Gas detection. Detection includes sales from M&C TechGroup Germany GmbH and its affiliated companies ("M&C"), acquired by the Company, from May 6th, 2025, onward (Americas and International).
(b) Fire Service includes Breathing Apparatus and Firefighter Helmets and Protective Apparel.
(c) Industrial PPE and Other includes Industrial Head Protection, Fall Protection and Non-Core.

Six Months Ended June 30, 2026	Consolidated		Americas		International
	Dollars	Percent	Dollars	Percent	Dollars	Percent
Detection(a)	$382,218	40%	$262,602	39%	$119,616	40%
Fire Service(b)	321,164	33%	224,335	34%	96,829	32%
Industrial PPE and Other(c)	263,577	27%	179,752	27%	83,825	28%
Total	$966,959	100%	$666,689	100%	$300,270	100%

Six Months Ended June 30, 2025	Consolidated		Americas		International
	Dollars	Percent	Dollars	Percent	Dollars	Percent
Detection(a)	$354,906	40%	$237,065	39%	$117,841	42%
Fire Service(b)	313,922	35%	216,722	35%	97,200	34%
Industrial PPE and Other(c)	226,628	25%	159,512	26%	67,116	24%
Total	$895,456	100%	$613,299	100%	$282,157	100%
(a) Detection includes Fixed Gas and Flame Detection and Portable Gas detection. Detection includes sales from M&C TechGroup Germany GmbH and its affiliated companies ("M&C"), acquired by the Company, from May 6th, 2025, onward (Americas and International).
(b) Fire Service includes Breathing Apparatus and Firefighter Helmets and Protective Apparel.
(c) Industrial PPE and Other includes Industrial Head Protection, Fall Protection and Non-Core.

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MSA Safety Incorporated
Reconciliation of Non-GAAP Financial Measures
Organic sales change (Unaudited)

Consolidated

	Three Months Ended June 30, 2026
	Detection(a)	Fire Service(b)	Industrial PPE and Other(c)	Net Sales
GAAP reported sales change	4%	(1)%	20%	6%
Currency translation effects	(1)%	(1)%	(4)%	(2)%
Less: Acquisitions	(3)%	—%	—%	(1)%
Organic sales change	—%	(2)%	16%	3%

	Six Months Ended June 30, 2026
	Detection(a)	Fire Service(b)	Industrial PPE and Other(c)	Net Sales
GAAP reported sales change	8%	2%	16%	8%
Currency translation effects	(2)%	(2)%	(5)%	(3)%
Less: Acquisitions	(6)%	—%	—%	(2)%
Organic sales change	—%	—%	11%	3%

Americas Segment

	Three Months Ended June 30, 2026
	Detection(a)	Fire Service(b)	Industrial PPE and Other(c)	Net Sales
GAAP reported sales change	9%	(2)%	15%	7%
Currency translation effects	(1)%	(1)%	(4)%	(2)%
Less: Acquisitions	(1)%	—%	—%	—%
Organic sales change	7%	(3)%	11%	5%
	Six months ended June 30, 2026
	Detection(a)	Fire Service(b)	Industrial PPE and Other(c)	Net Sales
GAAP reported sales change	11%	4%	13%	9%
Currency translation effects	(1)%	(1)%	(5)%	(2)%
Less: Acquisitions	(3)%	—%	—%	(1)%
Organic sales change	7%	3%	8%	6%

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International Segment

	Three Months Ended June 30, 2026
	Detection(a)	Fire Service(b)	Industrial PPE and Other(c)	Net Sales
GAAP reported sales change	(6)%	2%	30%	5%
Currency translation effects	(2)%	(2)%	(3)%	(2)%
Less: Acquisitions	(5)%	—%	—%	(3)%
Organic sales change	(13)%	—%	27%	—%
	Six months ended June 30, 2026
	Detection(a)	Fire Service(b)	Industrial PPE and Other(c)	Net Sales
GAAP reported sales change	2%	—%	25%	6%
Currency translation effects	(4)%	(5)%	(6)%	(5)%
Less: Acquisitions	(11)%	—%	—%	(4)%
Organic sales change	(13)%	(5)%	19%	(3)%
(a) Detection includes Fixed Gas and Flame Detection and Portable Gas Detection. Detection includes sales from M&C, acquired by the Company, from May 6th, 2025, onward (Americas and International).
(b) Fire Service includes Breathing Apparatus and Firefighter Helmets and Protective Apparel.
(c) Industrial PPE and Other includes Industrial Head Protection, Fall Protection and Non-Core.

Management believes that organic sales change is a useful metric for investors, as foreign currency translation, acquisitions and divestitures can have a material impact on sales change trends. Organic sales change highlights ongoing business performance excluding the impact of fluctuating foreign currencies, acquisitions and divestitures. There can be no assurances that MSA's definition of organic sales change is consistent with that of other companies. As such, management believes that it is appropriate to consider sales change determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Reconciliation of Non-GAAP Financial Measures
Adjusted operating income (Unaudited)
Adjusted EBITDA (Unaudited)
(In thousands)

	Three Months Ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

Adjusted EBITDA from reportable segments	$149,441	$128,027	$277,281	$239,166
Less:
Depreciation and amortization	15,285	14,549	30,468	28,286
Adjusted operating income from reportable segments	134,156	113,478	246,813	210,880
Less:
Corporate expenses	13,038	12,044	24,574	21,944
Adjusted operating income	121,118	101,434	222,239	188,936
Less:
Currency exchange losses, net	1,896	5,286	2,095	9,363
Restructuring charges	2,209	488	4,538	2,412
Acquisition-related amortization	3,377	3,153	6,769	5,439
Transaction costs (a)	1,677	6,645	3,864	8,099
GAAP operating income	111,959	85,862	204,973	163,623
Less:
Interest expense	7,951	8,116	15,654	14,951
Other income, net	(7,379)	(5,000)	(15,060)	(12,022)
Income before income taxes	111,387	82,746	204,379	160,694
Provision for income taxes	25,193	19,973	46,916	38,316
Net income	$86,194	$62,773	$157,463	$122,378
(a) Transaction costs include advisory, legal, accounting, valuation, and other professional or consulting fees incurred during our evaluation of or in connection with acquisitions and divestitures. These costs are included in selling, general and administrative expense in the unaudited Condensed Consolidated Statements of Income.

Adjusted operating income, adjusted operating margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin are non-GAAP financial measures and operating ratios derived from non-GAAP measures. Adjusted operating income is defined as operating income excluding currency exchange gains / losses, restructuring charges, acquisition-related amortization, and transaction costs. Adjusted operating margin is defined as adjusted operating income divided by net sales to external customers. Adjusted EBITDA is defined as adjusted operating income plus depreciation and amortization, and adjusted EBITDA margin is defined as adjusted EBITDA divided by net sales to external customers. These metrics are consistent with how management evaluates segment results and makes strategic decisions about the business. Additionally, these non-GAAP financial measures provide information useful to investors in understanding our operating performance and trends, and to facilitate comparisons with the performance of our peers. Adjusted operating income, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are not recognized terms under GAAP, and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The company's definition of adjusted operating income, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income and net income determined on a GAAP basis in addition to these non-GAAP measures.

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MSA Safety Incorporated
Reconciliation of Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted diluted earnings per share (Unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change

Net income	$86,194	$62,773	37%	$157,463	$122,378	29%

Currency exchange losses, net	1,896	5,286		2,095	9,363
Restructuring charges	2,209	488		4,538	2,412
Acquisition-related amortization	3,377	3,153		6,769	5,439
Transaction costs (a)	1,677	6,645		3,864	8,099
Asset related losses	228	884		388	892
Pension settlement	—	721		—	721
Income tax expense on adjustments	(2,524)	(4,021)		(4,607)	(6,937)
Adjusted earnings	$93,057	$75,929	23%	$170,510	$142,367	20%

Adjusted diluted earnings per share	$2.40	$1.93	24%	$4.39	$3.61	22%

Diluted shares outstanding	38,697	39,359		38,841	39,430
(a)Transaction costs include advisory, legal, accounting, valuation, and other professional or consulting fees incurred during our evaluation of or in connection with acquisitions and divestitures. These costs are included in Selling, general and administrative expense in the unaudited Condensed Consolidated Statements of Income.

Management believes that adjusted earnings and adjusted diluted earnings per share are useful measures for investors, as management uses these measures to internally assess the company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

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MSA Safety Incorporated
Reconciliation of Non-GAAP Financial Measures
Debt to adjusted EBITDA / Net debt to adjusted EBITDA (Unaudited)
(In thousands)

Twelve Months Ended June 30,
2026
Operating income	$413,168
Depreciation and amortization	59,738
Currency exchange losses, net	8,533
Restructuring charges	6,023
Acquisition-related amortization	13,945
Transaction costs (a)	6,232
Adjusted EBITDA	$507,639

Total end-of-period debt	599,744

Debt to adjusted EBITDA	1.2

Total end-of-period debt	$599,744
Total end-of-period cash and cash equivalents	200,057
Net debt	$399,687

Net debt to adjusted EBITDA	0.8
(a) Transaction costs include advisory, legal, accounting, valuation, and other professional or consulting fees incurred during our evaluation of or in connection with acquisitions and divestitures. These costs are included in Selling, general and administrative expense in the unaudited Condensed Consolidated Statements of Income.

Management believes that Debt to adjusted EBITDA and Net debt to adjusted EBITDA are useful measures for investors, as management uses these measures to internally assess the company’s liquidity and balance sheet strength. There can be no assurances that MSA's definition of Debt to adjusted EBITDA and Net debt to adjusted EBITDA is consistent with that of other companies.

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About MSA Safety:
MSA Safety Incorporated (NYSE: MSA) is the global leader in advanced industrial safety technology products and solutions. Driven by its singular mission of safety, the company has been at the forefront of safety innovation since 1914, protecting workers and facility infrastructure around the world across a broad range of diverse end markets while creating sustainable value for shareholders. With 2025 revenues of $1.9 billion, MSA Safety is headquartered in Cranberry Township, Pennsylvania and employs a team of approximately 5,300 associates across its more than 40 international locations. For more information, please visit www.MSASafety.com.
Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance and involve various assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or other comparable words. Actual results, performance or outcomes may differ materially from those expressed or implied by these forward-looking statements and may not align with historical performance and events due to a number of factors, including those discussed in the sections of our annual report on Form 10-K entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors,” and those discussed in our Form 10-Q quarterly reports filed after such annual report. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and caution should be exercised against placing undue reliance upon such statements, which are based only on information currently available to us and speak only as of the date hereof. We are under no duty to update publicly any of the forward-looking statements after the date of this earnings press release, whether as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Financial Measures:
This press release includes certain non-GAAP financial measures. These financial measures include organic sales change, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings, adjusted earnings per diluted share, debt to adjusted EBITDA, and net debt to adjusted EBITDA. These non-GAAP financial measures provide information useful to investors in understanding our operating performance and trends, and to facilitate comparisons with the performance of our peers. Management also uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities. The non-GAAP financial measures and key performance indicators we use, and computational methods with respect thereto, may differ from the non-GAAP financial measures and key performance indicators, and computational methods, that our peers use to assess their performance and trends.

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The presentation of these non-GAAP financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). These non-GAAP financial measures should be viewed as supplemental in nature, and not as a substitute for, or superior to, our reported results prepared in accordance with GAAP. When non-GAAP financial measures are disclosed, the Securities and Exchange Commission's Regulation G requires: (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. For an explanation of these measures, with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures in the financial tables section above.
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